Report of Independent Registered Public Accou nting Firm

To the Shareholders and Board of Trustees
Henderson Global Funds
In planning and performing our audits of the f inancial statements of Henderson Global
Funds comprised of Henderson International All
Cap Equity Fund, Henderson Strategic
Income Fund and Henderson Money Market Fund (c ollectively, the Funds) as of and for the year ended December 31, 2011, in accordance with the standards of the Public
Company Accounting Oversight Board (United Stat es), we considered the Funds?
internal control over financial reporting, incl uding controls over safeguarding securities, as a basis for designing our auditing procedure s for the purpose of expressing our opinion on the financial statements and to comp ly with the requirements of Form N-SAR, but not for the purpose of expressing an opinio n on the effectiveness of the Funds?
internal control over financial reporting. Accor dingly, we express no such opinion.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In f ulfilling this responsibility, estimates and judgments by management are required to assess th e expected benefits and related costs of controls. A fund?s internal control over financial reporting is a process designed to provide reasonable assurance regarding the rel iability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund?s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in
reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assura nce that transactions are recorded as necessary to permit preparation of financial state ments in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of man agement and trustees of the fund;
and (3) provide reasonable assurance regarding pre vention or timely detection of unauthorized acquisition, use or disposition of a fun d?s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal contro l over financial reporting may not prevent or detect misstatements. Also, projections o f any evaluation of effectiveness to future periods are subject to the risk that contro ls may become inadequate because of changes in conditions, or that the degree of comp liance with the policies or procedures may deteriorate.
A deficiency in internal control over financial repor ting exists when the design or operation of a control does not allow management or e mployees, in the normal course of performing their assigned functions, to prevent or de tect misstatements on a timely basis. A material weakness is a deficiency, or a comb ination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the fund?s annual or interim financi al statements will not be prevented or detected on a timely basis.
Our consideration of the Funds? internal control ove r financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all
deficiencies in internal control that might be mater ial weaknesses under standards established by the Public Company Accounting Oversigh t Board (United States).
However, we noted no deficiencies in the Funds? inter nal control over financial reporting and its operation, including controls over safeguardi ng securities that we consider to be a material weakness as defined above as of December
31, 2011.
This report is intended solely for the information a nd use of management, the Board of Trustees of Henderson Global Funds, and the Securiti es and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

	/s/ Ernst & Young LLP


Chicago, Illinois
February XX, 2012